Exhibit 16.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 13, 2020 on the financial statements of Advanced Interactive Gaming, Ltd. for the year ended September 30, 2018 in the Form 10-K filed by Virtual Interactive Technologies, Inc. on January 15, 2020.

/s/ Plante & Moran, PLLC

Denver, Colorado

January 13, 2020